Execution Version
SECOND AMENDMENT TO OFFICE LEASE AGREEMENT
THIS SECOND AMENDMENT TO OFFICE LEASE AGREEMENT (this "Amendment") is made as of June 3, 2025 (the “Effective Date”), by and between COLUMBIA REIT – 116 HUNTINGTON, LLC, a Delaware limited liability company ("Landlord"), and BICARA THERAPEUTICS INC., a Delaware corporation ("Tenant").

RECITALS
R-1.Landlord and Tenant entered into that certain Office Lease Agreement dated as of August 16, 2023 (the “Original Lease”). The Original Lease was amended pursuant to that certain First Amendment to Office Lease Agreement dated September 24, 2024 (the “First Amendment”). The Original Lease and the First Amendment are collectively referred to as the “Existing Lease.” Pursuant to the Existing Lease, Landlord is leasing to Tenant and Tenant is leasing from Landlord certain office space (the "Premises") deemed to contain 9,361 square feet of rentable area located on a portion of the seventh (7th) floor of the Building. The Building is located at 116 Huntington Avenue, Boston, Massachusetts 02116.
R-2.The Lease Term is currently scheduled to expire on February 28, 2026.
R-3.Landlord and Tenant desire to amend the Lease to, among other things, (i) extend the Lease Term with respect to the entire Premises for the period (the “New Term”) commencing on March 1, 2026 (the “New Term Commencement Date”) and ending on June 30, 2027 (the “Revised Expiration Date”), and (ii) otherwise amend the Lease; all subject to and in accordance with the terms and conditions set forth in this Amendment.
R-4.“Lease,” as used herein, shall be deemed to refer to the Existing Lease as amended by this Amendment. Except as otherwise defined in this Amendment, all capitalized terms and phrases used in this Amendment that are defined in the Lease shall have the same meaning as set forth in the Lease. In the event of any conflict between the Lease and this Amendment, the terms of this Amendment shall control.
COVENANTS
NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) cash in hand paid, the mutual covenants hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.Recitals. The foregoing Recitals are true and correct and are incorporated herein by this reference:
2.Lease Term. Notwithstanding anything in the Lease to the contrary, the Lease Term is extended for the New Term in accordance with the terms and conditions set forth in this Amendment. Unless otherwise terminated sooner in accordance with the terms of the Lease, the Lease Term shall expire on the Revised Expiration Date. Landlord acknowledges that Tenant has one Renewal Term per the terms and conditions defined in Section 6 of the First Amendment (the “Renewal Term”) and all references in Paragraph 6 of the First Amendment to the Expiration Date shall be deemed to refer to the Revised Expiration Date. Tenant acknowledges that the Lease contains no further right or option whatsoever for Tenant to expand the Premises. Tenant shall continue to pay all amounts which accrue under the Lease through the day prior to the New Term Commencement Date as and when due pursuant to the terms of the Lease, and

Tenant shall remain liable to Landlord for all liabilities of Tenant accruing under the Lease through the day prior to the New Term Commencement Date.
3.
4.Monetary Provisions.
(a)Base Rent. The Base Rent payable with respect to the Premises during the New Term shall be as follows:

Base Rent payable for the Existing Premises (as defined in the First Amendment)
Start Date	End Date	Rate Per Rentable Square Foot	Annually*	Monthly
March 1, 2026	February 28, 2027	$74.29	$342,996.96	$28,583.08
March 1, 2027	June 30, 2027	$75.77	$349,830.12	$29,152.51
Base Rent payable for the Expansion Space (as defined in the First Amendment)
Start Date	End Date	Rate Per Rentable Square Foot	Annually*	Monthly
March 1, 2026	February 28, 2027	$65.28	$309,688.32	$25,807.36
March 1, 2027	June 30, 2027	$66.59	$315,903.00	$26,325.25
*Based on twelve (12) calendar months.

(b)Additional Rent. During the New Term Tenant shall continue to pay all items of additional rent in accordance with the terms of the Lease including, but not limited to, Tenant's Proportionate Share of excess Operating Charges and excess Real Estate Taxes.
5.Condition. The Premises is being leased “AS IS” and “WITH ALL FAULTS,” and Landlord makes no representation or warranty of any kind, expressed or implied, with respect to the condition of the Premises (including habitability, suitability, or fitness for a particular purpose). TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAWS, LANDLORD HEREBY DISCLAIMS, AND TENANT WAIVES THE BENEFIT OF, ANY AND ALL IMPLIED WARRANTIES, INCLUDING IMPLIED WARRANTIES OF HABITABILITY, SUITABILITY AND FITNESS FOR A PARTICULAR PURPOSE. Landlord is under no obligation to make any Alterations, repairs, or the like in or to the Premises, the Building, or any systems serving the same on account of this Amendment.

6.Security Deposit. Landlord is currently holding a Security Deposit in the amount of $125,301.33 and the same shall continue to be held by Landlord through the Revised Expiration Date in accordance with all terms and conditions of the Lease.
7.Brokerage. Landlord and Tenant each warrant to the other that in connection with this Amendment it has not employed or dealt with any broker, agent, or finder, other than Jone Lang LaSalle (the “Landlord’s Broker”) and Cushman & Wakefield (“Tenant’s Broker”).

Landlord’s Broker and Tenant’s Broker are collectively referred to as the “Broker.” It is understood that Landlord shall pay Landlord's Broker and Tenant's Broker pursuant to separate agreements between Landlord and the Brokers. Tenant shall indemnify and hold Landlord harmless from and against any claim for brokerage or other commissions asserted by any broker, agent or finder employed by Tenant or with whom Tenant has dealt, other than the Brokers. Landlord shall indemnify and hold Tenant harmless from and against any claim for brokerage or other commissions asserted by Landlord's Broker and Tenant's Broker and any other broker, agent or finder employed by Landlord or with whom Landlord has dealt. Tenant's and Landlord's indemnities set forth in this Section shall survive the expiration or earlier termination of the Lease Term.
8.Ratification. Except as otherwise expressly modified by the terms of this Amendment, the Lease shall remain unchanged and continue in full force and effect. All terms, covenants and conditions of the Lease not expressly modified herein are hereby confirmed and ratified and remain in full force and effect, and as further amended hereby, constitute valid and binding obligations of Tenant enforceable according to the terms thereof. Nothing contained herein shall be deemed to waive any sums due from Tenant to Landlord or from Landlord to Tenant. Tenant represents, warrants and covenants that: (i) Landlord is not in default of any of its obligations under the Lease and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default by Landlord thereunder and (ii) as of the date hereof, Tenant has no claim of offsets, setoffs, rebates, concessions or defenses against or with respect to the payment of Base Rent, additional rent, or any other sums payable under the Lease or of its obligations under the Lease.
9.Authority. Tenant and the person executing and delivering this Amendment on Tenant’s behalf each represents and warrants that such person is duly authorized to so act; that Tenant is duly organized, is qualified to do business in the jurisdiction in which the Building is located, is in good standing under the Laws of Delaware and the Laws of the jurisdiction in which the Building is located, and has the power and authority to enter into this Amendment, and that all action required to authorize Tenant and such person to enter into this Amendment has been duly taken.
10.Binding Effect. This Amendment shall not be effective and binding unless and until fully executed and delivered by each of the parties hereto.
11.Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be an original, but all of which shall constitute one and the same Amendment. Signatures transmitted by facsimile machine, electronically or signatures transmitted via e-mail in a “PDF,” DocuSign, or other similar format may be used in place of original signatures on this Amendment. Each party intends to be bound by such party’s facsimile, “PDF,” DocuSign, or other electronic signature on this Amendment, is aware that the other parties are relying on such party’s facsimile or “PDF” format or DocuSign or other electronic signature, and hereby waives any defenses to the enforcement of this Amendment based upon the form of signature.
12.Entire Agreement. This Amendment contains and embodies the entire agreement of the parties hereto with respect to the amendment of the Lease, and supersedes and revokes all negotiations, arrangements, letters of intent, representations, inducements, or other agreements, oral or in writing. No representations, inducements, or agreements, oral or in writing, between the parties not contained in this Amendment shall be of any force or effect. If any part of this Amendment is illegal or unenforceable, such part or parts of this Amendment shall be of no force or effect, and this Amendment shall be treated as if such part or parts had not been inserted. Except as otherwise provided herein, the terms and conditions of this Amendment shall inure to the benefit of and be binding upon the parties hereto and their respective successors or assigns; provided however, the foregoing shall not be deemed to amend the assignment and subletting provisions in the Lease. Landlord and Tenant each hereby covenant and agree that each provision of this Amendment has been jointly and mutually negotiated and authorized by both Landlord and Tenant, and in the event of any dispute arising out of any provision of this Amendment, Landlord and Tenant do hereby waive any claim of authorship against the other party.
13.Sublease and Consent to Sublease. On or about the Effective Date, Tenant is entering into a sublease agreement with J.W. CHILDS ASSOCIATES, L.P., a Delaware limited partnership (“JW”) for space in the Building and a Prime Landlord’s Consent to such sublease with JW and Landlord (such documents being collectively referred to as the “Sublease Documents”). Tenant acknowledges and agrees that Tenant’s failure to comply with the terms and conditions of the Sublease Documents constitutes an Event of Default under the Lease.

[Signature page follows]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be executed under seal as of the Effective Date.

LANDLORD:

COLUMBIA REIT – 116 HUNTINGTON, LLC, a Delaware limited liability company

By:    Chaperone Portfolio Mezz B LLC,
a Delaware limited liability company, its sole member

By:    Columbia Property Trust Operating Partnership, L.P.,
a Delaware limited partnership, its sole member

    By:    Columbia Property Trust, Inc.,
            a Maryland corporation, its general partner

            By:    /s/ Maria Blake

Name:    Maria Blake

Title:    Vice President

TENANT:

BICARA THERAPEUTICS INC., a Delaware corporation

By: /s/ Ryan Cohlhepp [SEAL]

Name: Ryan Cohlhepp

Title: President and COO
    [SIGNATURE PAGE TO SECOND AMENDMENT TO OFFICE LEASE AGREEMENT - BICARA]